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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF ASTOR HOLDINGS II, INC
                        --------------------------------------

                                       STATE OR COUNTRY
SUBSIDIARY                             OF INCORPORATION
----------                             ----------------

Astor Corporation                      Delaware

ABI Corporation                        Delaware

ABI Aquisition 1 plc                   Delaware and
                                       England

ABI Aquisition 2 plc                   England

Astor Stag Ltd.                        England

Astor Stag S.A.                        Belgium